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                                 LAW OFFICES OF
                   EHMANN, VAN DENBERGH, TRAINOR & SCOTT, P.C.


TWO PENN CENTER PLAZA, SUITE 220                     TELEPHONE:  (215) 851-9800
1500 JOHN F. KENNEDY BOULEVARD                           DIRECT DIAL:  EXT. 222
PHILADELPHIA, PENNSYLVANIA 19102                           FAX:  (215) 851-9820



                                                               December 1, 2004



Daleco Resources Corporation
120 North Church Street
West Chester, PA 19380

                  Re:    20, 000 Shares of Common Stock
                         Daleco Resources Corporation

Gentlemen:

                  We have represented Daleco Resources Corporation (the "Company") in connection with the registration of 20,000 shares of the Company's common stock, par value $.01 utilizing Form S-8 Registration Statement ("Registration Statement") under the Securities Act of 1933, as amended, for issuance to William Smith, consultant to the Company, as specified in the Registration Statement.

                  We have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, its bylaws, Minutes of Meetings of the Board of Directors, and such other materials as we consider necessary to support this opinion.

                  Based on this examination, we are of the opinion that the shares have been validly authorized, and that the shares will be legally issued, fully paid and non-assessable when the certificates therefore have been duly executed, countersigned and delivered.



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EHMANN, VAN DENBERGH, TRAINOR & SCOTT, P.C.                            Page 2


                  We hereby consent to the reference to this firm in the Registration Statement under Item 5 of Form S-8. Interest of Named Experts and Counsel, and to the attachment of this opinion as an Exhibit to the Registration Statement.

                                            Sincerely,

                                            EHMANN, VAN DENBERGH & TRAINOR, P.C.



                                            By:  /s/ C. Warren Trainor
                                                 -------------------------------
                                                   A Member of the Firm